Name of Prospective Investor                                   Memorandum Number


                            FLORIDA LITHOTRIPTERS LIMITED PARTNERSHIP I

                       A Limited Partnership Formed Under the Laws of Florida

                             CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                     Sale by Lithotripters, Inc.
                                                 of

                              10 Units of Limited Partnership Interest
                                     at $7,006 in Cash per Unit



THIS MEMORANDUM IS FURNISHED PURSUANT TO A CONFIDENTIALITY AGREEMENT BETWEEN THE PARTNERSHIP AND THE INVESTOR WHOSE NAME APPEARS ABOVE. THE CONFIDENTIALITY AGREEMENT PROHIBITS THE DISCLOSURE OF THE CONFIDENTIAL MATERIAL CONTAINED IN THIS MEMORANDUM, EXCEPT TO THE EXTENT SUCH INVESTOR DEEMS IT NECESSARY TO SHARE SUCH INFORMATION WITH HIS LEGAL, ACCOUNTING OR OTHER FINANCIAL ADVISORS, WHO LIKEWISE SHALL BE BOUND BY THE SAME CONFIDENTIALITY RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT.

                            MEDTECH INVESTMENTS, INC.
                              Exclusive Sales Agent
                                2008 Litho Place
                       Fayetteville, North Carolina 28304
                                 1-800-682-7971
                The Date of this Memorandum is February 25, 2000



                   FLORIDA LITHOTRIPTERS LIMITED PARTNERSHIP I

                           Sale by Lithotripters, Inc.
                                       of
                    10 Units of Limited Partnership Interest
                           at $7,006 in Cash per Unit

                  Lithotripters, Inc. ("Litho" or the "General Partner"), a North Carolina corporation, and the general partner of Florida Lithotripters Limited Partnership I, a Florida limited partnership (the "Partnership"), hereby offers for sale and assignment on the terms set forth herein, a maximum of 10 units (the "Units") of limited partnership interest in the Partnership held by Litho. Each Unit represents a 0.50% economic interest in the Partnership, and the Units are offered for assignment at a price of $7,006 per Unit. See "Terms of the Offering." The Partnership owns and operates three Lithostar(TM) second generation extracorporeal shock-waves lithotripters for the lithotripsy of kidney stones. Each Lithostar(TM) is installed in a self-propelled Coach (collectively, each Coach with an installed Lithostar(TM) is referred to herein as the "Mobile Lithotripsy System") enabling the Partnership to provide lithotripsy services at various locations in northern and central Florida (the "Service Area").

                  The cash purchase price is due at subscription; however, prospective Investors that meet certain requirements may be able to personally borrow funds from a third party bank in order to pay a portion of their Unit purchase price. See "Terms of the Offering - Limited Partner Loans." The Offering will terminate on March 31, 2000 (or earlier upon the sale of all 10 Units as provided herein), unless extended at the discretion of Litho for a period not to exceed 180 days.

                  Because the Units offered for sale are owned by the General Partner, the General Partner and not the Partnership will receive the proceeds from the sale of the Units.

                         ------------------------------

     Purchase of Units involves risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective investors should note that there is substantial current and anticipated competition in the Service Area and that the health care industry is undergoing significant government regulatory reforms. See "Risk Factors" and "Terms of the Offering - Suitability Standards."
                         ------------------------------


                                   See  Glossary  for  capitalized   terms  used
herein and not otherwise defined.

                                TABLE OF CONTENTS

                                      Page

                                   APPENDICES
                                   ---------


Appendix A        AGREEMENT OF LIMITED PARTNERSHIP OF FLORIDA LITHOTRIPTERS
                         LIMITED PARTNERSHIP I

Appendix B        FORM OF LOAN COMMITMENT (WITH EXHIBITS)

Appendix C        FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE,
                        A PROFESSIONAL LIMITED LIABILITY COMPANY

Appendix D        NOTES TO FINANCIAL STATEMENTS


                  Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in partnerships generally, and to the other special operating, tax and other investment risks set forth below.

                  General Risks of Operations.  Although Litho and its personnel have significant  experience in managing  lithotripsy  enterprises,  whether the
Partnership can continue to effectively operate its business cannot be accurately predicted. The benefits of an investment in the Partnership also depend on many factors over which the Partnership has no control, including competition, technological innovations rendering the Mobile Lithotripsy Systems less competitive or obsolete, and other matters. The Partnership may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of the Mobile Lithotripsy Systems difficult or unattractive. Other factors that may adversely affect the operation of the Mobile Lithotripsy Systems are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Partnership's management personnel.

                  Uncertainties Related to Changing Healthcare Environment. The healthcare industry has experienced substantial changes in recent years. Managed care is becoming a major factor in the delivery of lithotripsy services, and selection of lithotripsy service providers may be shifting from individual practitioners to health maintenance organizations and commercial insurers. There is no assurance that the changing healthcare environment will not have a material adverse effect on the Partnership.

                  Lack of Diversification. The Partnership's principal purpose will be to continue to operate the Mobile Lithotripsy Systems. Because the Part-ner-ship is dependent on only one line of business, there will be greater risks from unexpected service interruptions, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

                  Impact of Insurance Reimbursement. The price the Partnership is able to charge its patients for the lithotripsy of kidney stones is significantly dependent upon the amount of reimbursement private health care insurers would allow for this procedure. Most of the Partnership's patients pay for services directly from private payment sources, primarily from third-party insurers such as Blue Cross/Blue Shield and other commercial insurers. Coverage and payment levels for these private payment sources vary depending upon the patient's individual insurance policy. The increasing influence of health maintenance organizations and other managed care companies has resulted in pressure to reduce the reimbursement available for lithotripsy procedures. Litho and some of its Affiliates have recently been informed by several hospitals and commercial insurers that reimbursement rates must be reduced, or the hospitals and commercial insurers would negotiate with competing lithotripsy services. Additionally, the Health Care Financing Administration ("HCFA"), which administers the Medicare program, has proposed rules which would reduce the reimbursement available for lithotripsy procedures provided at hospitals to $2,235. See "Regulation - Federal Regulation." In some cases reimbursement rates payable to Affiliates of Litho by commercial insurers are less than the proposed HCFA rate. Because of the competitive pressures from managed care companies as well as threatened reductions in Medicare reimbursement, Litho anticipates that reimbursement available for the lithotripsy procedure may continue to decrease. Such decreases could have a material adverse effect on Partnership revenues. Regarding the professional fees paid to physicians who treat patients using the Mobile Lithotripsy Systems, Litho anticipates that similar competitive pressures may result in lower reimbursement paid to physicians, both by private insurers and by government programs such as Medicare.

                  Reliability and Efficacy of the Lithotripter. The Lithostar(TM) has an eleven year United States operating history, having received premarket approval from the FDA for renal lithotripsy on September 30, 1988. This approval followed a period of clinical testing beginning in February 1987 at four test sites in the United States, which was preceded by substantial clinical testing of the Lithostar(TM) at the Urological Clinic of the Johannes Gutenberg University of Mainz, West Germany. Litho estimates that more than 400 Lithostar(TM) systems are currently operating in over twenty countries, and Litho and its Affiliates operate over 30 Lithostars(TM) in other ventures. In Litho's opinion, the Lithostar(TM) has proven to be reliable and dependable medical equipment; however, downtime periods necessitated for maintenance or repairs of the Partnership's Mobile Lithotripsy Systems will adversely affect Partnership revenues. The Partnership's three Lithostars(TM) have been in operation since they were acquired in 1991, 1991 and 1995, respectively, and have not required service other than routine maintenance and upgrades.

                  In 1996, the FDA approved a new higher intensity shock--head system for the Lithostar(TM), which Litho believes has shortened procedure times. Each of the Partnership's Lithostars(TM) has been upfitted with the new tube system. Based upon a detailed follow-up study of 86,000 renal and 51,000 ureteral stones treated on the Lithostar(TM) in all of Litho's affiliated partnerships using both the original and newer shock-head systems, Litho notes an 86% total success rate with an overall retreatment rate of only 15%. This retreatment rate included stones of all sizes and locations, including staghorn calculi which at times required multiple treatments. Based upon this study and Litho's experience in doing well in excess of 150,000 cases over the past ten and one-half years in its affiliated limited partnerships, Litho is of the opinion that the Lithostar(TM) is presently a very effective and sound alternative for the treatment of renal stones.

                  Investors should note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. Litho questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones.

                  Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. Litho cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones. In addition, manufacturers have developed and begun selling a new generation of transportable lithotripters which are smaller and more mobile than the Mobile Lithotripsy Systems. Also, the newer transportable lithotripters cost a fraction of what the Partnership paid for the Mobile Lithotripsy Systems when they were acquired. Physicians in some market areas have indicated a preference for the newer transportable lithotripters.

                  Partnership Limited Resources and Risks of Leverage. In the event of unanticipated expenses, it may be necessary to supplement Partnership funds with the proceeds of debt financing. Although Litho maintains good relationships with certain commercial lending institutions, it has not obtained a loan commitment from any party in any amount on behalf of the Partnership and whether one would timely be forthcoming on terms acceptable to the Partnership cannot be assured. Litho and/or its Affiliates may, but are under no obligation to, make loans to the Partnership, and there is no assurance that they would be willing or able to do so at the time, in amounts and on terms required by the Partnership. While Litho does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                  Acquisition of Additional Assets. If in the future Litho determines that it is in the best interest of the Partnership to acquire an additional Lithostar(TM) or any other assets related to the provision of lithotripsy services, Litho has the authority (without obtaining the Limited Partners' consent) to borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. The acquisition of additional assets may substantially increase the Partnership's monthly obligations and result in greater personnel requirements. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." In any event, no Limited Partner would be personally liable on any additional Partnership indebtedness without such Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. Any such borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage as provided above.

                  Competition. Several competing lithotripters are currently operating in and near the Service Area in competition with the Mobile Lithotripsy Systems. There is no assurance that additional parties will not, in the future, operate fixed-site or mobile lithotripters in and around the Service Area. To Litho's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. In addition, except as otherwise provided by law, neither Litho nor its Affiliates are prohibited from engaging in any business or arrangement that may compete with the Partnership. See "Prior Activities" and "Competition." Furthermore, the Partnership will be competing with facilities and individual medical practitioners who offer conventional treatment ( e.g., surgery) for kidney stones.

                  Limited Partner Restrictions. The Partnership Agreement severely restricts the Limited Partners' ability to directly or indirectly own or lease interests in competing equipment or ventures, other than interests held by Litho or its Affiliates. The enforceability of these noncompetition agreements is generally a matter of state law. No assurance can be given that one or more Limited Partners may not successfully compete with the Partnership. See "Summary of the Partnership Agreement - Noncompetition Agreement and Confidential Information."

                  Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Partnership to operate legally and be profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification requirements, federal and state fraud and abuse laws, including the federal Anti-Kickback Statute, the federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation". These laws and regulations may adversely affect the economic viability of the Partnership. The laws are broad in scope, and interpretations by courts have been limited. Violations of these laws would subject Litho and all Limited Partners to governmental scrutiny and/or felony prosecution and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Certain provisions of Medicare and Medicaid law limit provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

                  Regarding Stark II, in January, 1998, HCFA published proposed Stark II regulations. Under the proposed regulations, physician Limited Partner referrals of Medicare and Medicaid patients to contracting hospitals for lithotripsy services would be prohibited. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as interpretive authority, then the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such instance, the Partnership and/or its physician Limited Partners may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs. See "Regulation-Federal Regulation".

                  The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or CHAMPUS. The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti-Kickback Statute has issued several "safe harbors" which, if complied with, mean the payment or transaction will be deemed not to violate the law. This Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti-Kickback Statute. Although Litho believes the structure and purpose of the Partnership are in compliance with the Anti-Kickback Statute, no assurances can be given that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Partnership, Litho and the physician Limited Partners to criminal penalties, imprisonment, fines and/or exclusion from the Medicare and Medicaid programs. See "Regulation - Federal Regulation".

                  The federal False Claims Act and similar laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false and fraudulent. In recent cases, False Claims Act violations have been based on allegations that Stark II or the Anti-Kickback Statute have been violated.

                  In addition to Stark II, the Anti-Kickback Statute and the False Claims Act, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Partnership. If this occurs, Litho is obligated either to purchase or cause the sale of the Partnership Interests of all of the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  State laws will affect the operation of the Partnership as well. To the best knowledge of Litho, no certificate of need or facility licensure requirement applies to the Partnership's Mobile Lithotripsy Systems. Physicians Limited Partners must give written notice to patients whom they refer for services on the Mobile Lithotripsy Systems explaining their ownership interest. The Partnership has been endeavoring to comply and will continue to seek to comply with all applicable statutory and regulatory requirements. See "Regulation - State Regulation."

                  Contract  Terms  and  Termination.  The  Partnership  provides lithotripsy services to 20 Contract Hospitals in the Service Area pursuant to 20 separate Hospital Contracts. Twelve of the Hospital Contracts grant the
Partnership the exclusive right to provide lithotripsy services at the particular Contract Hospital. Each of the Hospital Contracts provide for automatic renewal on a year-to-year basis. All of the Hospital Contracts with automatic renewal provisions are terminable without cause upon 60 days or, in some cases 30, 90 or 120 days prior written notice by either party prior to any renewal date. The Florida Surgical Center Contract is terminable at any time upon 30 days notice. It is expected that any new lithotripsy service contracts would have one-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. In addition, most of the existing contracts have, and any new contracts are expected to have, provisions permitting termination in the event certain laws or regulations are enacted or applied to the contracting parties' business arrangements in a manner deemed materially detrimental to either party. See "Government Regulation" above. Litho believes it has a good relationship with the Contract Hospitals and does not anticipate significant Hospital Contract terminations. There is no assurance, however, that terminations will either not occur or that the resulting impact to the Partnership would not have a material adverse effect on Partnership operations. Litho anticipates that some Contract Hospitals may attempt to negotiate rate reductions as a condition to renewal. In addition, competing vendors may attempt to cause certain Contract Hospitals to contract with them instead of the Partnership. The loss of Contract Hospitals to competition will adversely affect Partnership revenues and such effect could be material. Thus, there is no assurance that Partnership operations as conducted on the date of this Memorandum will continue as herein described or contemplated, and the cancellation of a significant number of service contracts or the Partnership's inability to secure new ones could have a material negative impact on the financial condition and results of the Partnership. See "Business Activities - Hospital Contracts"and "Risk Factors - Operating Risks -Competition."

                  Loss on Dissolution and Termination. Upon the dissolution and termination of the Partnership, the proceeds realized from the liquidation of its assets, if any, will be distributed to its partners only after satisfaction of the claims of all creditors. Accordingly, the ability of a Limited Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  Investors should note that Litho anticipates no significant tax benefits associated with the operation of the Mobile Lithotripsy Systems or the Partnership. No ruling will be sought from the Service on the United States federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Partnership or the Limited Partners. Litho is relying upon an opinion of Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, and there can be no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his or her own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Partnership.

                  THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE PARTNERSHIP. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX C TO THE MEMORANDUM). IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR IN-DE-PEN-DENT-LY CONSULT HIS OR HER PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OR HER OWNERSHIP OF AN INTEREST IN THE PARTNERSHIP. THE CONCLUSIONS REACHED IN COUNSEL'S OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

                  THIS MEMORANDUM AND COUNSEL'S OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, ANY ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE
ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

                  INVESTORS SHOULD NOTE THAT THE UNITS ARE BEING MARKETED BY LITHO AS AN ECONOMIC INVESTMENT AND THAT LITHO ANTICIPATES AND INTENDS NO SIGNIFICANT TAX BENEFITS FROM AN INVESTMENT IN THE UNITS. SEE "PASSIVE INCOME AND LOSSES" IN THIS SECTION. THE INVESTMENT IN UNITS IS A LONG-TERM INVESTMENT. INVESTORS SHOULD NOT INVEST IN THE PARTNERSHIP TO ACHIEVE TAX BENEFITS AS LITHO ANTICIPATES SIGNIFICANT PARTNERSHIP TAXABLE INCOME THROUGHOUT THE TERM OF THE PARTNERSHIP.

                  Possible Legislative or Other Actions Affecting Tax Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited part-ner-ship such as the Part-ner-ship may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited partnerships are constantly under review by the Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Part-ner-ship, each Investor should consult with his or her personal tax advisor with respect to possible legislative, judicial and administrative developments.

                  Disqualification of Employee Benefit Plans. Purchase of Units in the Partnership may cause certain Limited Partners, certain hospitals and healthcare treatment centers, the Partnership, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Limited Partners and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his or her gross income, regardless of whether the employee is a Limited Partner. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Partnership. Litho and Counsel have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Partnership, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Partnership.

                  INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE AFFILIATED SERVICE GROUP RULES DESCRIBED HEREIN TO THE EMPLOYEE BENEFIT PLANS MAINTAINED BY THEM OR THEIR MEDICAL PRACTICES.

                  Partnership Allocations. The Part-ner-ship Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985, the Treasury Regulations dealing with the propriety of part-ner-ship allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Part-ner-ship Agreement would be sustained for federal income tax purposes. Investors are cautioned that the foregoing opinion is based in part upon final Regulations which have not been extensively commented upon or construed by the courts.

                  Income in Excess of Distributions. The Partnership Agreement provides that in each year annual Distributions may be made to the Partners. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Partnership debts and to maintain certain cash reserves deemed necessary by Litho. If Partnership cash flow declines, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Part-ner-ship's income, if any, attributed to him without receiving from the Part-ner-ship sufficient Distributions to pay the Limited Partner's tax with respect to such income.

                  Accrual Tax Accounting. Litho, in order to comply with applicable tax law, will keep the Partnership's books and records and otherwise compute Profits and Losses based on the accrual method, and not the cash basis method, of accounting pursuant to Section 448 of the Code. The accrual method of accounting generally records income and expenses when they are accrued or economically incurred.

                  Passive Income and Losses. Litho expects that the Partnership will continue to realize taxable income and not taxable losses during the foreseeable future. Nevertheless, if it instead realizes taxable losses, the use of such losses by the Limited Partners will generally be limited by Code Section 469.

                  Code Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used against income from active activities. The passive activity rules are extremely complex and Investors are urged to consult their own tax advisors as to their applicability, particularly as they relate to the ability to deduct any losses from the Partnership against other income of the Investor.

                  THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OR HER OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

                  Depreciation. The Part-ner-ship uses the Modified Accelerated Cost Recovery System ("MACRS") to depreciate the cost of any equipment or improvements hereafter acquired. It is anticipated that any additions or improvements to the Mobile Lithotripsy Systems will also be depreciated over a five year term using the 200% declining balance method of depreciation, switching to the straight-line method to maximize the depreciation allowance. If purchases or improvements are made after the beginning of any year, only a fraction of the depreciation deduction may be claimed in that year.

                  As under prior law, the 1986 Act provides that the full amount of depreciation on personal property (such as the Mobile Lithotripsy Systems) is recaptured upon disposition (i.e., is taxed as ordinary income) to the extent gain is realized on the disposition. Investors should note that the 1986 Act repealed the investment tax credit for all personal property.

                  Part-ner-ship Elections. The Code permits part-ner-ships to make elections for the purpose of adjusting the basis of part-ner-ship property on the distribution of property by a part-ner-ship to a partner and on the transfer of an interest in a part-ner-ship by sale or exchange or on the death of a partner. The general effect of such elections is that transferees of Part-ner-ship Interests will be treated, for the purposes of depreciation and gain, as though they had a direct interest in the Partnership's assets, and the difference between their adjusted bases for their Partnership Interests and their allocable portion of the Part-ner-ship's bases for its assets will be allocated to such assets based upon the fair market value of the assets at the times of transfers of the Partnership Interests. Any such election, once made, cannot be revoked without the consent of the Service. Under the terms of the Part-ner-ship Agreement, Litho, in its discretion, may make the requisite election necessary to effect such adjustment in basis and has done so. Thus, Investors will be treated, for purposes of depreciation and gain, as though they had a direct interest in the Partnership's assets, and the difference between their adjusted bases for their Partnership Interests and their allocable portion of the Partnership's bases for its assets will be allocated to such assets based on the fair market value of the assets at the Closing.

                  Sale of Partnership Units. Gain realized on the sale of Units by a Limited Partner who is not a "dealer" in Units or in limited part-ner-ship interests will be taxed as capital gain, except that the portion of the sales price attributable to inventory items and unrealized receivables will be taxed as ordinary income. "Unrealized receivables" of the Part-ner-ship include the Limited Partner's share of the ordinary income that the Part-ner-ship would realize as a result of the recapture of depreciation (as described above) if the Part-ner-ship had sold Partnership depreciable property immediately before the Limited Partner sold his or her Partnership Interest. Investors should note that the IRS Restructuring and Reform Act of 1998 generally imposes a maximum tax rate of 20% on net long-term capital gains. To the extent the Partnership has income attributable to depreciation recapture incurred on the sale of a capital asset, such income will be taxed at a maximum rate of 25%. The Revenue Reconciliation Act of 1993 imposed a maximum potential individual income tax rate of 39.6% on ordinary income.

                  Management Fee to General Partner. The Partnership pays Litho a monthly management fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. The management fee is paid to Litho for the time and attention to be devoted by it for supervising and coordinating the management and administration of the Partnership's day-to-day operations pursuant to the terms of the Management Agreement. The Partnership will continue to deduct the management fee in full in the year paid. Assuming the management fee to be paid to Litho is ordinary, necessary and reasonable in relation to the services provided, Counsel is of the opinion that the Partnership may deduct the management fee in full in the year paid.

                  State and Local Taxation. Each Investor should consult his or her own attorney or tax advisor regarding the effect of state and other local taxes on his or her personal situation.

                  Ownership  of  Limited  Partner  Interests  by  Litho.   Litho
currently owns a 6.05% limited partner interest in the Partnership. Of that ownership, Litho is offering to sell herein up to a 5.0% limited partner interest in the Partnership. To the extent that Litho continues to hold a limited partner interest in the Partnership following the closing of this Offering, Litho may be able to influence the outcome of matters voted on by the Limited Partners. Litho also owns a 20% general partner interest in the Partnership.

     Conflicts of Interest. The activities of the Part-ner-ship involve numerous existing and potential conflicts of interest between the Part-ner-ship, Litho and its Affiliates. See Compensation and Reimbursement to Litho and its Affiliates," "The General Partner," "Competition" and "Conflicts of Interest."

                  No Participation in Management. Litho has full authority to supervise the business and affairs of the Part-ner-ship pursuant to the Partnership Agreement and the Management Agreement. Limited Partners have no right to participate in the management or conduct of the Partnership's business and affairs. Litho, its employees and its Affiliates are not required to devote their full time to the Part-ner-ship's affairs and intend to continue devoting substantial time and effort to organizing other ventures throughout the United States that are similar to the Partnership. Litho will continue to devote such time to the Partnership's business and affairs as it deems necessary and appropriate in the exercise of reasonable judgment. The participation by any Limited Partner in the management or control of the Partnership's affairs could render him generally liable for the liabilities of the Partnership that could not be satisfied by assets of the Partnership. See the Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix C.

                  Limited Partners' Obligation to Return Certain Distributions. Except as provided by other applicable law and provided that a Limited Partner does not participate in the management of the Partnership, he will not be liable for the liabilities of the Partnership in excess of his investment, his Guaranty, his ratable share of undistributed profits, and any distributions received from the Partnership if, after such distributions, the remaining assets of the Partnership are not sufficient to pay its outstanding liabilities. However, under North Carolina law, to the extent that cash distributed to a Limited Partner constitutes the return of all or a portion of such Limited Partner's capital contribution as provided by the Act, although such distribution was rightfully made, such Limited Partner will be liable to the Partnership for a period of one year following the receipt of such distribution for any sum not in excess of such return of capital necessary to discharge the Partnership' s liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership. Furthermore, if a Limited Partner receives a return of all or a portion of such Limited Partner's capital contribution in violation of the Partnership Agreement or the Act, such Limited Partner will be liable to the Partnership for a period of six years for the amount of such contribution wrongfully returned to the Limited Partner.

                  Liability Under Limited Partner Loan. Investors personally borrowing funds to finance a portion of their Unit purchase price with the proceeds of a Limited Partner Loan will be directly obligated to the Bank as provided in the Loan Documents. A default under the Limited Partner Loan could result in the foreclosure of the Investor's right to receive any Partnership Distributions as well as the loss of other personal assets unrelated to his Partnership Interest. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Partnership nor Litho endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. A Limited Partner's liability under a Limited Partner Note continues regardless of whether the Limited Partner remains a limited partner in the Partnership. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, Litho or their Affiliates. In addition to the suitability requirements discussed below, any prospective Investor applying for a Bank loan to fund a portion of his Unit purchase must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors.

                  Long-term Investment . Litho anticipates that the Partnership will continue to operate the Mobile Lithotripsy System for an indefinite period of time and that the Partnership will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Partnership as a long-term investment of indefinite duration.

                  Limited Transferability and Illiquidity of Units. Transferability of Units is severely restricted by the Partnership Agreement and the Assignment Agreement, and the consent of Litho is necessary for any transfer. No public market for the Units exists and none is expected to develop. Moreover, the Units generally may not be transferred unless Litho is furnished with an opinion of counsel, satisfactory to Litho, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Partnership will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Limited Partner may not be able to liquidate an investment in the Partnership in the event of an emergency and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Limited Partner may cause adverse tax consequences to the selling Limited Partner. Accordingly, the purchase of Units must be considered a long-term and illiquid investment.

                  Offering Price. The offering price of the Units has been determined by Litho based upon valuation of the Partnership conducted by an independent third party based on various assumptions that may or may not occur. A copy of this valuation will be made available on request. The offering price of the Units is not, however, necessarily indicative of their value, if any, and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

                  Limitation of General Partner's Liability and Indemnification. The Partnership Agreement provides that Litho will not be liable to the Partnership or to any Partner of the Partnership for errors in judgment or other acts or omissions in connection with the Partnership as long as Litho, in good faith, determined such course of conduct was in the best interest of the Partnership, and such course of conduct did not constitute willful misconduct or gross negligence. Therefore, the Limited Partners may have a more limited right of action against Litho in the event of its misfeasance or malfeasance than they would have absent the limitations in the Partnership Agreement. The Partnership will indemnify Litho and its Affiliates against losses sustained by Litho and its Affiliates in connection with the Partnership, unless such losses are a result of the gross negligence or willful misconduct of Litho or its Affiliates. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

                  Insurance. Prime maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies include the Partnership, and Litho believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Partnership is responsible for its share of premium costs. There are certain types of losses, however, that are either uninsurable or are not economically insurable. For instance, contractual liability is generally not covered under Prime's policies. Should such losses occur with respect to Partnership operations, or should losses exceed insurance coverage limits, the Partnership could suffer a loss of the capital invested in the Partnership and any anticipated profits from such investment.

                  Optional Purchase of Limited Partner Interests. As provided in the Partnership Agreement, Litho and the Limited Partners have, under certain circumstances, the option to purchase all the interest of a Limited Partner who
(i) dies; (ii) becomes insolvent; or (iii) owns an interest in a competing venture. In such a case, the option purchase price is an amount equal to the withdrawing Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation as reflected in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The option purchase price is likely to be considerably less than the fair market value of a Limited Partner's interest in the Partnership. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of Litho that the option purchase price may be nominal in amount. See the copy of the Partnership Agreement attached hereto as Appendix A and "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  Florida Lithotripters Limited Partnership I, a Florida limited partnership (the "Partnership") was organized and created under the Florida Revised Uniform Limited Partnership Act (the "Act") on May 9, 1991 and commenced business in August 1991. The general partner of the Partnership is Lithotripters, Inc., a North Carolina corporation (the "General Partner"), and a wholly owned subsidiary of Prime Medical Services, Inc. ("Prime"). Litho currently holds a 20% interest in the Partnership in its capacity as the general partner and the existing limited partners (the "Initial Limited Partners") currently hold the remaining interest in the Partnership (including a 6.05% limited partner interest held by Litho). The principal address of the Partnership is 1301 Capital of Texas Highway, Suite C-3000, Austin, Texas 78746. The telephone number of the Partnership and Litho is (800) 682-7971.

                  Lithotripters, Inc. ("Litho" or the "General Partner"), a North Carolina corporation, and the general partner of Florida Lithotripters Limited Partnership I, a Florida limited partnership (the "Partnership"), hereby offers for sale and assignment on the terms set forth herein, a maximum of 10 units (the "Units") of limited partnership interest in the Partnership issued to and held by Litho. Each Unit represents and initial 0.50% economic interest in the Partnership, and the Units are offered for assignment at a price of $7,006 per Unit. Litho owns the Units, therefore Litho (not the Partnership) will receive any proceeds from the sale of Units.

                  A prospective assignee who pays his purchase price with a check upon submission of his completed Assignment Packet, and whose assignment materials are received and accepted by Litho, will become a Limited Partner in the Partnership. Acceptance of the assignment by Litho is conditioned on the satisfaction of the suitability standards for an investor in the Partnership as set forth below. Upon admission as a Limited Partner, the prospective assignee' s cash funds (plus interest) will be released from escrow to Litho. If a prospective assignee finances a portion of his purchase price with the proceeds of a Limited Partner Note, Litho's decision to sell and assign the Partnership Interest to such prospective assignee will be further conditioned upon the Bank's approval of the prospective assignee's Loan Documents and the funding of the loan contemplated thereby. If the prospective assignee is acceptable to Litho, after receipt of the Bank's approval of his Loan Documents, Litho will inform the Escrow Agent that it will assign the Partnership Interest to the prospective assignee, and the Escrow Agent will release the cash and Loan Documents, if any, to Litho and the Bank, respectively, and the Bank will pay the proceeds from the Limited Partner Loan to Litho. The prospective assignee will then be assigned the Partnership Interest and become a Limited Partner in the Partnership at the time the Bank releases the proceeds of his Limited Partner Loan to Litho. In the event an application is not accepted, all cash funds (without interest) and Loan Documents, if any, held in escrow will be returned to the rejected applicant. Notice of acceptance of the assignment materials and admission of a prospective assignee as a Limited Partner in the Partnership will be furnished promptly after the Closing Date (as defined below). Upon the Closing Date, the accepted Investors will be entitled to distributions as Limited Partners beginning on the Closing Date.

                  Applications for the sale and assignment of Units will be solicited by MedTech Investments, Inc., a North Carolina corporation and an Affiliate of Litho and the Partnership (the "Sales Agent"). The Sales Agent has entered into a Sales Agency Agreement with Litho pursuant to which the Sales Agent has agreed to act as exclusive agent for the assignment of the Partnership Interests.

                  The purchase price for the Units is payable in cash. The prospective Investor may pay for the Units with personal funds alone or in part with such funds together with loan proceeds personally borrowed by the Investor. of a Limited Partner Loan. Financing under the Limited Partner Loans was arranged by the Partnership with the Bank as provided in the form of Loan Commitment, attached hereto as Appendix B. If the prospective Investor wishes to finance a portion of the purchase price of his Units as provided herein, he or she must deliver to the Sales Agent upon submission of his Assignment Packet an executed Limited Partner Note payable to the Bank and Note Addendum, the form of which are attached as Exhibit A to the form of Loan Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Loan Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Loan Commitment and two UCC-1's, the forms of which are attached to the Subscription Packet (collectively, the "Loan Documents"). In no event may the maximum amount borrowed under the Limited Partner Loans exceed $4,506 per Unit; i.e., $2,500 per Unit may not be borrowed and must come from an Investors personal funds. The Limited Partner Note is repayable in twelve (12) predetermined installments in the respective amounts set forth in the Loan Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on June 15, 2000 (assuming the Closing occurs before April 15, 2000), with a thirteenth (13th) and final installment in an amount equal to the principal balance then owed on the Limited Partner Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate," as the same may change from time to time. The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective Investor will have no claim or right of action based on such premise. See the form of the Limited Partner Note attached as Exhibit A to the form of Loan Commitment which is attached hereto as Appendix B.

                  The Limited Partner Note will be secured by the cash flow distributions payable with respect to the prospective Investor's Partnership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective Investor requests the Bank to extend the Loan Commitment to him if he is approved for a Limited Partner Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Limited Partner Note directly to Litho upon the closing of the Offering and (ii) the Partnership to remit funds directly to the Bank out of the prospective Investor's share of any Distributions represented by the prospective Investor's percentage Partnership Interest to fund installment payments due on the prospective Investor's Limited Partner Note. See the form of the Loan and Security Agreement attached as Exhibit B to the form of Loan Commitment which is attached hereto as Appendix B.

                  If the prospective Investor is approved by the Bank and is acceptable to Litho, the Escrow Agent will, upon acceptance of the Investor's Assignment Packet by Litho, release the Loan Documents to the Bank and the Bank will pay the proceeds of the Limited Partner Note to Litho. The prospective Investor will have substantial exposure under the Limited Partner Note.
Regardless of the results of the Partnership's operations, a prospective Investor will remain liable to the Bank under his Limited Partner Note according to its terms. The Bank can accelerate the entire principal amount of the Limited Partner Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective Investor is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Limited Partner Note insufficiently secured. A Limited Partner's liability under a Limited Partner Note also continues regardless of whether the Limited Partner remains a limited partner in the Partnership. A Limited Partner's liability under a Limited Partner Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, Litho or their Affiliates. In addition to the suitability requirements discussed below, the prospective Investor must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not estab-lished objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors. See "Risk Factors - Other Investment Risks - Liability Under Limited Partner Loan."

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on March 31, 2000 (the "Closing Date"), unless sooner terminated by Litho or unless extended for an additional period up to 180 days. See "Plan of Distribution."

                  The Units are being offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(1) thereof, as amended, and an exemption from state registration provided by Section 517.061(3) of the Florida Securities and Investor Protection Act. The suitability standards set forth below have been established in order to comply with the terms of these offering exemptions.

                  In addition to the suitability requirements discussed below, each Investor wishing to obtain a Limited Partner Loan must be approved by the Bank. The Bank has established its own criteria for approving the credit-worthiness of Investors and has not established objective minimum suitability standards. The Bank has sole discretion to accept or reject any Investor.

                  An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. See "Risk Factors - Other Investment Risks - Limited Transferability and Illiquidity of Units." An Investor should not purchase a Unit if the Investor does not have resources sufficient to bear the loss of the entire amount of the purchase price, including any portion financed.

                  Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold partnership interests. Litho reserves the right to refuse to sell Units to any person, subject to Federal and applicable state securities laws.

                  Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the foregoing suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

                  It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                  Investors who meet the qualifications for investment in the Partnership and who wish to purchase Units may do so by following the instructions included in the Assignment Packet accompanying this Memorandum. All information provided by Investors will be kept confidential and not disclosed except to the Partnership, Litho, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

                  The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Partnership to disclose publicly information concerning the Partnership. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Partnership Agreement. Among other things, the Partnership Agreement provides that no assignment of Units may be made if such assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by Litho who meets the suitability requirements described in this Memorandum.

                  Assignors of Units will be required to execute certain documents, in form and substance satisfactory to Litho, instructing it to effect the assignment. Assignees of Units may also, in the discretion of Litho, be required to pay all costs and expenses of the Partnership with respect to the assignment.

                  Any assignment of Units or the right to receive Partnership distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under any Limited Partner Loan. Such assignment may constitute an event of default under such loan. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Partnership and not the rights of a Limited Partner, unless such assignee becomes a substituted Limited Partner. An assignee may not become a substituted Limited Partner without (i) either the written consent of the assignor and Litho, or the consent of all of the Limited Partners (except the assignor Limited Partner) and Litho, (ii) the submission of certain documents and (iii) the payment of expenses incurred by the Partnership in effecting the substitution. An assignee, regardless of whether he becomes a substituted Limited Partner, will be subject to and bound by all the terms and conditions of the Partnership Agreement with respect to the assigned Units. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                  Unit purchase offers will be solicited by MedTech Investments, Inc., the Sales Agent, which is an Affiliate of Litho. The Sales Agent has entered into a Sales Agency Agreement with Litho pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" any or all basis. The Sales Agent is not obligated to purchase any Units.

                  The Sales Agent is a North Carolina corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent will be engaged in other similar offerings on behalf of Litho and its Affiliates during the pendency of this Offering and in the future. The Sales Agent is a wholly owned subsidiary of Prime, which also controls Litho. Investors should note the material relationship between the Sales Agent and Litho, and are advised that the relationship potentially creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the Federal securities laws. Litho has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

                  Litho will not pay the fees of any purchaser representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his or her decision to purchase Units.

                  The offering period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on March 31, 2000 (or earlier, in the discretion of Litho), unless extended at the discretion of Litho for an additional period not to exceed 180 days.

                  The purchase price funds, and Loan Documents, if any, received from each Investor will be held in escrow (which, in the case of cash subscription funds, shall be held in an interest bearing escrow account with the
Bank) until either the Investor's assignment offer is accepted by Litho (and approved by the Bank in the case of financed purchases of Units), Litho (or, if applicable, the Bank) rejects the subscription or the Offering is terminated. Upon the receipt and acceptance of an Investor's subscription by Litho (and, if applicable, the Bank), the Investor will be admitted to the Partnership as a Limited Partner. In connection with his admission as a Limited Partner, the Investor's purchase price funds will be released from escrow to Litho, and the Loan Documents, if any, will be released to the Bank which will pay the proceeds from the Limited Partner Note to Litho. In the event an assignment offer is not accepted, all purchase price funds (without interest), the Loan Documents and other subscription documents held in escrow will be promptly returned to the rejected Investor. An assignment offer may be rejected in part, in which case a portion of the purchase price funds (without interest) and any Limited Partner Note will be returned to the Investor. The Offering will terminate on March 31, 2000, unless it is sooner terminated by Litho, or unless extended for an additional period not to exceed 180 days. See "Terms of the Offering - Subscription Period; Closing."

                  The Partnership was formed to (i) acquire the Mobile Lithotripsy Systems and operate them in northern and central Florida, (ii) improve the provision of health-care in the Partnership's service area by taking advantage of both the technological innovations inherent in the Lithostar(TM) and the Partnership's quality assurance and outcome analysis programs, and (iii) make cash distributions to its partners from revenues generated by the operation of the Mobile Lithotripsy Systems. The Partnership owns and operates three Mobile Lithotripsy Systems in the Service Area and has contracted with the 20 Contract Hospitals to provide lithotripsy services.

                  Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. Ap-proxi-mately 75% of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. A number of methods are currently used to treat kidney stones. These methods include drug therapy, cystoscopic procedures, endoscopic procedures, laser procedures, open surgery, percutaneous lithotripsy and extracorporeal shock wave lithotripsy. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The extracorporeal shock wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. Litho estimates that currently up to 95% of all kidney stones that require treatment can be treated by lithotripsy. Lithotripsy involves the use of shock waves to disintegrate kidney stones noninvasively.

                  The Lithostar(TM) was developed as a cooperative venture between Siemens and the Urological Clinic at Johannes Gutenberg University in Mainz, West Germany. As a part of this venture, a Lithostar(TM) prototype was installed in March 1986 at the Urological Clinic at the University of Mainz with successful results. On November 18, 1987 the Lithostar(TM) was unanimously recommended for approval by the FDA's advisory panel of experts for urology devices. On September 30, 1988 the Lithostar(TM) received FDA premarket approval for use in the United States for renal lithotripsy. On April 18, 1989, the FDA approved the Lithostar(TM) for mobile lithotripsy. On July 1, 1996, the FDA approved a new higher intensity shock-head system for the Lithostar(TM) which has since been installed in each of the Partnership's Lithostars(TM). Currently, Litho estimates that more than 400 Lithostar(TM) systems are performing lithotripsy procedures in over 20 countries throughout the world. All components of the Lithostar(TM) are manufactured by Siemens, a diversified multinational company. The Lithostars(TM) owned and operated by the Partnership were new when acquired by the Partnership in 1991, 1991 and 1995, respectively. See "The Partnership."

                  The Lithostar(TM) was designed with a view towards substantially improving early lithotripsy technology. See "Business Activities - Treatment Methods for Kidney Stone Disease." Technological improvements incorporated into the Lithostar(TM) include an improved work station, a shock-wave component that has eliminated the need for both water bath treatment and disposable electrodes, and an excellent stone localization and imaging system. Based upon its experience with over 30 Lithostars(TM) in its affiliated lithotripsy ventures, Litho has found that the Lithostar(TM) can fragment most kidney stones without anesthesia, cystoscopy or the insertion of ureteral catheters. Litho further believes that Lithostars(TM) upfitted with the higher intensity shock-head system experience somewhat shorter treatment durations. Because of Litho's belief in the superior imaging of the Lithostar(TM), Litho believes that lithotripsy with the Lithostar(TM) provides for treatment of lower ureteral stones, even impacted stones, thereby rendering ureteroscopy practically obsolete as a treatment of first choice. See "Risk Factors - Operating Risks - Technological Obsolescence."

                  The Coaches, which house the Lithostars(TM), were acquired by the Partnership in 991, 1991 and 1995, respectively. Each Coach has been completely upfitted for the Lithostar(TM) and its clinical operations. Service for the Coaches is obtained on an as-needed basis. One of the Coaches purchased in 1991 was refurbished in late 1999. It is anticipated that the other 1991 Coach will be refurbished within the next two years. Litho estimates that expenditures for maintenance and repair have been incurred at a rate of approximately $15,000 per year per Unit. As the Coaches age, higher annual expenditures may be required to maintain them.

                  If in the future Litho determines that it is in the best interest of the Partnership to acquire (i) an additional Lithostar(TM) or (ii) any other assets related to the provision of lithotripsy services, Litho may, without the consent of the Limited Partners, borrow funds on behalf of the Partnership to acquire such assets, and may use the Partnership's assets and revenues to secure and repay such borrowings. See "Risk Factors - Operating Risks - Acquisition of Additional Assets." Any additional borrowing by the Partnership will serve to increase the risks associated with leverage. See "Risk Factors - Operating Risks - Partnership Limited Resource and Risks of Leverage" and "Risk Factors - Operating Risks - Acquisition of Additional Assets."

                  The Partnership has entered into 20 Hospital Contracts to provide lithotripsy services at 20 hospitals ("Contract Hospitals") in northern and central Florida. All the Florida Hospital Contracts are in renewal terms. The Contract Hospitals are:

                           Atlantic Surgery Center, Inc., Daytona Baptist Hospital, Pensacola Bay Medical Center, Panama City Citrus Memorial Hospital, Inverness Citrus Urology Center, Lecanto Emerald Coast Surgery Center, Ft. Walton Beach Florida Surgical Center, Gainesville Gulf Coast Hospital, Panama City Jackson County Hospital, Marianna Leesburg Regional Medical Center, Inc., Leesburg Memorial Hospital - Ormond Beach, Ormond Beach Monroe Regional Medical Center, Ocala North Florida Regional Medical Center, Gainesville Northwest Florida Surgery Center, Panama City Seven Rivers Community Hospital, Crystal River Southeastern Urological Surgery Center, Tallahassee Tallahassee Memorial Regional Hospital, Tallahassee University Medical Center, Jacksonville Waterman Medical Center West Volusia Memorial Hospital, Deland

                  Twelve of the Hospital Contracts grant the Partnership the exclusive right to deliver lithotripsy services to the relevant Contract Hospital. The Hospital Contracts require the Partnership to make a lithotripter available at the facilities as agreed to by the Contract Hospital and the Partnership. The Partnership generally also provides a technician and certain ancillary services such as scheduling and disposable medical products necessary for the lithotripsy procedure. All of the Hospital Contracts provide that the Partnership will bill and collect for services rendered to patients of commercial insurance programs, while the Contract Hospital will bill and collect for services rendered to patients of the Medicare, Medicaid and CHAMPUS programs.

                  Most of the Hospital Contracts have initial terms of one year and automatically renew for successive one-year terms. Each of the Hospital Contracts with renewal terms are terminable upon 60 days or, in some cases, 30, 90 or 120 days prior written notice prior to any renewal date. The Florida Surgical Center contract is terminable at any time upon 30 days notice. The Hospital Contracts also have, and any new contracts are expected to have, provisions permitting the termination in the event certain laws or regulations are enacted or applied to the contracting parties' business arrangements in a manner deemed materially detrimental to either party. See "Risk Factors - Operating Risks - Contract Terms and Termination" and "Risk Factors - Operating Risks - Government Regulation." Litho believes it has a good relationship with many of the Contract Hospitals. There is no assurance, however, that one or more of the Contract Hospitals will not terminate their agreements with the Partnership in the future. See "Risk Factors - Operating Risks - Contract Terms and Termination."

                  Litho has negotiated third-party reimbursement agreements with certain national or local payors. The national agreements are negotiated by Litho and apply to all the lithotripsy partnerships with which Litho is affiliated. Litho has also negotiated third-party reimbursement agreements with local payors in the Service Area. Some of the national and local reimbursement agreements assign a fixed price for the lithotripsy services. For others, Litho has agreed to accepted a specified percentage discount from the normal charges as payment in full; these discounts range from nine to twenty-five percent off normal charges. Generally the agreements may be terminated by either party on ninety days' notice. The national and local reimbursement agreements that have been negotiated or renegotiated in the past two to four years almost entirely provide for lower reimbursement rates for lithotripsy services than the older agreements. In addition, hospitals may negotiate reimbursement agreements with payors which service providers, including lithotripsy providers, must honor; these may result in lower reimbursement for lithotripsy services.

                  It is anticipated that the Partnership will continue to provide services under the Hospital Contracts and similar arrangements. See "Business Activities - Hospital Contracts" and "Risk Factors - Operating Risks - Contract Terms and Termination." Qualified physicians who make appropriate arrangements with Contract Hospitals receiving lithotripsy services pursuant to the Hospital Contracts and other lithotripsy service agreements may treat their own patients using the Mobile Lithotripsy Systems after they have received any necessary training required by the rules of such Contract Hospital. The Partnership may also make arrangements to make the Mobile Lithotripsy Systems available to qualified physicians (including but not limited to qualified physician Limited Partners) desiring to treat their own patients after they have received any necessary training. In addition, Litho reserves the right to request that physicians (or members of their practice groups) treat only their own patients with the Mobile Lithotripsy Systems if it determines that such practice is advisable under applicable law. See "Regulation." The treating qualified physician will be solely responsible for billing and collecting on his own behalf the professional service component of the treatment procedure. Owning an interest in the Partnership is not a condition to using a Mobile Lithotripsy Systems. Thus, local qualified physicians that are not Limited Partners will be given the same opportunity to treat their patients using a Mobile Lithotripsy Systems as provided above.

                  The Partnership has entered into a management agreement (the "Management Agreement") with Litho whereby Litho is obligated to supervise and coordinate the management and administration of the operation of the Mobile Lithotripsy Systems on behalf of the Partnership in exchange for a monthly management fee equal to the greater of 7.5% of Partnership Cash Flow per month or $8,000 per month. See "Compensation and Reimbursement to the General Partner and its Affiliates." Litho's services under the Management Agreement include making available any necessary training of physicians in the proper use of the lithotripsy equipment, monitoring technological developments in renal lithotripsy and advising the Partnership of these developments, arranging continuing education programs for qualified physicians who use the lithotripsy equipment and providing advertising, billing, accounts collection, equipment maintenance, medical supply inventory and other incidental services necessary for the efficient operation of the Mobile Lithotripsy Systems. Costs incurred by Litho in performing its duties under the Management Agreement are the responsibility of the Partnership. Litho's engagement under the Management Agreement is as an independent contractor, and neither the Partnership nor its Limited Partners have any authority or control over the method or manner in which Litho performs its duties under the Management Agreement. The Management Agreement is in the second five-year renewal term. Thereafter, it will be automatically renewed for one additional term unless terminated by the Partnership or Litho.

                  The General Partner and Management Agent will endeavor to the best of their abilities to require that physicians using a Partnership lithotripter comply with the Partnership's quality assurance and outcome analysis programs in order to maintain the highest quality of patient care.

                  The Partnership employs as full time employees a total of six registered technicians and six registered nurses. All active full-time employees of the Partnership are eligible to participate in Prime's benefit plans. Prime provides group medical, dental, long-term disability, accidental death and dismemberment and life insurance benefits. The Partnership also provides paid holidays, sick leave, and vacation benefits and other miscellaneous benefits including bereavement, military reserves, jury duty and educational assistance benefits.

                  General. The General Partner of the Partnership is Lithotripters, Inc., a North Carolina corporation formed in November 1987 for the purpose of sponsoring medical service limited partnerships. Litho was founded by William R. Jordan, M.D. and became a wholly owned subsidiary of Prime Medical Services, Inc. ("Prime") in 1996. See "Conflicts of Interest" and "Prior Activities." The principal executive office of Litho is 2008 Litho Place, Fayetteville, North Carolina 29304. The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of Litho, many of whom were a shareholders of Litho prior to its acquisition by Prime and/or are current shareholders and/or management personnel of Prime.

                           Name                             Office

                           Joseph Jenkins, M.D.          President,
                                                         Chief Executive Officer
                                                         and Director

                           Kenneth S. Shifrin            Director
                           W. Alan Terry                 Vice President
                           Cheryl Williams               Vice President and
                                                                 Director
                           Stan Johnson                  Vice President
                           David Vela, M.D.              Vice President
                           Philip J. Gallina             Secretary and Treasurer
                           James D. Clark                Assistant Secretary

     Supervision of the day-to-day management and administration of the Partnership is the responsibility of Litho. Litho itself is managed by a three-member Board of Directors composed of Dr. Jenkins, Mr. Shifrin and Ms. Williams. Litho is a wholly-owned subsidiary of Prime.

                  Descriptions of the background of the executive officers and directors of Litho appear below.

     Joseph Jenkins, M.D. has been President and Chief Executive Officer of Prime since April 1996. From May 1990 until December 1991, Dr. Jenkins was a Vice President of Litho and previously practiced urology in Washington, North Carolina. Dr. Jenkins has been President of Litho since 1992 and was recently elected to its Board of Directors. He also serves as the Chief Executive Officer of Litho. Dr. Jenkins is a board certified urologist and is a founding member, past-president and currently a Director of the American Lithotripsy Society.

                  Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was recently elected a Director of Litho following Prime's acquisition of all of Litho's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

                  W. Alan Terry was recently appointed a Vice President of Litho and served as Chief Financial Officer of Litho from 1991 to 1998. In August, 1986, Mr. Terry joined The May Department Stores Company at their corporate headquarters in St. Louis, where he held several financial management positions until October, 1987, when he was transferred to one of May's largest divisions, Caldor, Inc., as Vice President of Finance. He remained in that capacity until June, 1990, when he became Chief Operating Officer for Litho and served in that capacity until April 1996.

     Cheryl Williams is a Director and Vice President of Litho. Ms. Williams has been Chief Financial Officer, Vice President-Finance and Secretary of Prime
since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc.

     Stan Johnson was recently appointed a Vice President of Litho. Mr. Johnson has been a Vice President of Prime and President of Sun Medical Technologies, Inc., an Affiliate of Litho ("Sun") since November 1995. Mr. Johnson was the Chief Financial Officer of Sun from 1990 to 1995.

     David Vela, M.D. was recently appointed a Vice President of Litho. Dr. Vela received his medical degree in 1984. Dr. Vela developed and operated various outpatient surgery centers throughout the United States from 1986 to 1995, and has served as the Regional Vice President of Prime for the Central Region since February 1997.

     Philip J. Gallina recently became the Secretary and Treasurer of Litho, having previously served as a Vice President since 1989. Mr. Gallina is a Certified Public Accountant licensed in the state of Pennsylvania. From 1980 through February 1989, Mr. Gallina served as Plant Controller for the Westinghouse Motor Control and Enclosed Control Product Lines. Mr. Gallina is also a Director, the Vice President, the Treasurer and the Secretary of MedTech Investments, Inc., the Sales Agent.

     James D. Clark recently became Assistant Secretary of Litho. Mr. Clark has served as Tax Manager of Prime since January 1998 and is a Certified Public Accountant in Texas. Prior to joining Prime, Mr. Clark was Controller for ERISA Administrative Services, Inc.




                  The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits Litho and its Affiliates will receive in connection with the continued operation and management of the Part-ner-ship and the Mobile Lithotripsy Systems. None of such fees, compensation and other benefits has been determined at arm's length. Except for the items set forth below, Litho does not expect to receive any distribution, fee, compensation or other remuneration from the Part-ner-ship. See "Business Activities - Management" and "Plan of Distribution."

                  1. Management Fee. Pursuant to the Management Agreement, Litho
has contracted with the Partnership to supervise the management and administration of the day-to-day operations of the Partnership's lithotripsy business for a monthly fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. All costs incurred by Litho in performing its duties under the Management Agreement are the responsibility of, and are paid directly or reimbursed  by,  the  Partnership.  Litho is the  management  agent for  various affiliated lithotripsy ventures. As a consequence, many of Litho's employees provide various management and administrative services for numerous ventures, including the Partnership. In order to properly allocate the costs of Litho's employees and other overhead expenses among the entities for which they provide services, such costs are divided among all the ventures based upon the relative number of patients treated by each. Litho believes that the sharing of personnel and overhead costs among various entities results in significant costs savings for the Partnership. The management fee for any given month is payable on or before the 30th day of the next succeeding month. The Management Agreement is in its second five-year renewal term. The Management Agreement will be automatically renewed for up to one additional successive five-year term unless it is earlier terminated by the Partnership or Litho. Litho is reimbursed by the Partnership for all of its out-of-pocket costs associated with the operation of the Partnership and the Mobile Lithotripsy Systems. No other fees or compensation will be payable to Litho or its Affiliates for managing the Partnership other than the management fee payable to Litho as provided in the Management Agreement. The Partnership may, however, contract with Litho or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided.

                  2.  Partnership  Distributions.  In its  capacity  as  general partner of the Partnership, Litho is entitled its distributable share (20%) of Partnership Cash Flow, Partnership Sales Proceeds and Partnership Refinancing Proceeds as provided by the Partnership Agreement. Litho also owns an aggregate 6.05% (prior to this Offering) limited partner interest in the Partnership. Litho is entitled to Distributions on account of such interest. See "Summary of the Partnership Agreement - Profits, Losses and Distributions" and the Partnership Agreement attached as Appendix A. See "Sources and Applications of Funds."

                  3. Rental of Loaner Coach. In the event any of the Mobile Lithotripsy Systems experiences significant down time for maintenance or repairs, it is anticipated that Litho would cause the Partnership to contract with Litho or its Affiliates to rent a "loaner" Mobile Lithotripsy System during the time the Partnership's Mobile Lithotripsy System is not available for use by the Partnership.

                  4. Loans. Litho or its Affiliates will also receive interest on loans, if any, made by them to the Partnership. See "Conflicts of Interest." Neither Litho nor any of its Affiliates are, however, obligated to make loans to the Partnership. While Litho does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from the Partnership's operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                  The operation of the Partnership involves numerous conflicts of interest between the Part-ner-ship and Litho and its Affiliates. Because the Part-ner-ship is operated by Litho, such conflicts are not resolved through arm's length negotiations, but through the exercise of the judgment of Litho consistent with its fiduciary responsibility to the Limited Partners and the Part-ner-ship's investment objectives and policies. Litho, its Affiliates and employees will in good faith continue to attempt to resolve potential conflicts of interest with the Partnership, and Litho will act in a manner that it believes to be in or not opposed to the best interests of the Partnership.

                  Litho will receive management fees in connection with the business operations of the Part-ner-ship regardless of whether any sums hereafter are distributed to Limited Partners. Such fees, compensation and benefits have not been determined by arm's length negotiations. In addition, the Partnership may contract with Litho or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. Litho will also receive interest on loans, if any, it makes to the Partnership. See "Compensation and Reimbursement to the General Partner and its Affiliates."

                   Litho and its Affiliates will devote as much of their time to the business of the Part-ner-ship as in their judgment is reasonably required. Principals of Litho may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." Litho believes it and its Affiliates, together, have sufficient resources to be capable of fully discharging Litho's and its Affiliates' responsibilities to the Part-ner-ship. Litho and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Part-ner-ship nor the holders of any of the Units shall be entitled to any interest therein. Litho, its Affiliates (including affiliated limited partnerships) and employees engage in medical service activities for their own accounts. See "Prior Activities." Litho may serve as a general partner of other limited partnerships that are similar to the Partnership and does not intend to devote its entire financial, personnel and other resources to the Partnership. Except as provided by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Partnership. Litho is planning other limited partnership offerings that would operate lithotripsy businesses in other states. See "Competition."

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of Litho. Because of the Sales Agent's affiliation with Litho, there are potential conflicts of interest with respect to the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

                   The interests of the Investors have not been separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for Litho-- were retained by Litho, and have in the past performed and are expected in the future to perform similar services for Litho and Prime.

                  Litho, as General Partner, is accountable to the Part-ner-ship as a fiduciary and consequently must exercise good faith in handling Part-ner-ship affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of Litho should consult with their counsel. Under the Partnership Agreement, Litho and its Affiliates have no liability to the Part-ner-ship or to any Partner for any loss suffered by the Partnership that arises out of any action or inaction of Litho or its Affiliates if Litho or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Part-ner-ship and such course of conduct did not constitute gross negligence or willful misconduct of Litho or its Affiliates. Accordingly, Limited Partners have a more limited right of action than they otherwise would absent the limitations set forth in the Partnership Agreement. Litho and its Affiliates will be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Part-ner-ship, provided that the same were not the result of gross negligence or willful misconduct on the part of Litho or its Affiliates. Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Part-ner-ship pursuant to the foregoing provisions, the Part-ner-ship has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                  Several competing fixed-site and mobile extracorporeal shock-wave lithotripters are currently operating near the Service Area. The competing lithotripsy service providers generally have existing contracts with hospitals, or are operated by hospitals themselves. The following discussion identifies the existing competitors in and near the Service Area, to the best knowledge of Litho.

                  At least two Contract Hospitals own or operate competing lithotripsy services. Tallahassee Memorial Hospital operates a fixed-base Dornier HM-3 and Pensacola Baptist Hospital has a partial ownership position in a mobile lithotripsy service that competes with the Partnership's Mobile Lithotripsy Systems. Competitive lithotripsy services are available in Pensacola at Sacred Heart Hospital and West Florida Regional Medical Center, and at hospitals other than the Contract Hospitals in Gainesville and Jacksonville. A competing mobile lithotripsy service operates in Ocala.

                  There is no assurance that the list of competitors  identified above is complete. There may be other existing or planned fixed-base or mobile lithotripsy services in or near the Service Area which directly compete with the Partnership's Mobile Lithotripsy Systems, but Litho is not familiar with these other competitors or potential competitors. It is possible that some of the Partnership' s competitors are physician-owned or include physicians among their owners. Litho is generally unfamiliar with the cost of the lithotripsy procedures offered by the Partnership's competitors. There is no assurance the Partnership can successfully compete with existing providers, including facilities that offer traditional methods of treatment for kidney stone disease. See "Proposed Activities - Treatment Methods of Kidney Stone Disease." Their services may adversely affect the Partnership's revenues.

                  Other hospitals in and near the Service Area may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or are electrohydraulic lithotripters. Litho believes these machines have a competitive disadvantage because such machines are capable of treating stones only in the ureter. Litho believes the Mobile Lithotripsy Systems can be used on stones in locations other than the ureter. See "Proposed Activities - Treatment Methods for Kidney Stone Disease."

                  The health care market in the Service Area is influenced by managed care companies such as health maintenance organizations. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Partnership will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Partnership's services.

                  No assurances can be given that new competing lithotripsy operations will not commence operations in the future or that innovations in lithotripters or other treatment methods for kidney stone disease will not make the Mobile Lithotripsy Systems competitively obsolete. See "Risk Factors - Operating Risk - Technological Obsolescence." In addition, Litho and its Affiliates are not prohibited from engaging in lithotripsy ventures unassociated with the Partnership that may compete with the Partnership.

                  The manufacturers of the Mobile Lithotripsy Systems are under no obligation to Litho or the Partnership to refrain from selling their lithotripters to urologists, hospitals or other persons for use in or near the Service Area. In addition, the availability of lower-priced lithotripters in the United States could dramatically increase the number of lithotripters in the United States, increase competition for lithotripsy procedures and create downward pressure on the prices the Partnership can charge for its services. Many potential competitors of the Partnership, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Partnership and of Litho.

                  The Partnership, Litho and the Limited Partners are subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in the Partnership, Litho and the Limited Partners being subject to imprisonment, loss of reimbursement, fines or exclusion from participation in Medicare or Medicaid. Adverse reviews of the Partnership's operations at any of the various regulatory levels may adversely affect the operations and profitability of the Partnership.

                  Reimbursement. The Partnership is subject to federal government oversight as the Partnership seeks reimbursement for its equipment and services from health care facilities whose patients are beneficiaries of the Medicare and Medicaid Programs. Medicare reimbursement policies are statutorily created and are regulated by the federal government. The Balanced Budget Act of 1997 required the Health Care Financing Administration ("HCFA"), the federal agency that administers the Medicare program, to establish a prospective payment system for outpatient procedures. One of the goals of the prospective payment system was to lower medical costs paid by the Medicare program. HCFA issued proposed regulations in September, 1998 which would reduce the reimbursement rate currently paid for lithotripsy procedures performed on Medicare patients at hospitals to a base rate of $2,235. The base rate includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment for various hospital-specific factors. Litho believes the reduced reimbursement rate will be implemented in the latter half of the year 2000. In some cases, reimbursement rates payable to Litho and its Affiliates by commercial insurers are less than the proposed HCFA rate.

                  Litho retains the discretion to make the Mobile Lithotripsy Systems available at ambulatory surgery centers ("ASCs"). Medicare does not currently reimburse for lithotripsy procedures provided at ASCs. However, HCFA issued proposed rules in June, 1998 which would authorize Medicare reimbursement for lithotripsy procedures provided at ASCs. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. The June, 1998 proposed rules assign a Medicare reimbursement rate of $2,107 if the lithotripsy procedure is performed at an ASC. Whether these proposed rules will become effective to authorize Medicare reimbursement at ASCs and, if they do become effective, what the reimbursement rate will be, is unknown to Litho.

                  The Medicare program has historically influenced the setting of reimbursement standards by commercial insurers. Therefore, reduced rates of Medicare reimbursement for lithotripsy services may result in reduced payments by commercial insurers for the same services. As was discussed previously, competitive pressure from health maintenance organizations and other managed care companies has in some circumstances already resulted in decreasing reimbursement rates from commercial insurers. See "Risk Factors - Impact of Insurance Reimbursement." No assurances can be given that HCFA will not seek to reduce its proposed reimbursement rates even more to avoid paying more than commercial insurers. As a result, hospitals may seek to lower the fees paid to the Partnership for the use of the Mobile Lithotripsy Systems. Litho anticipates that reimbursement for lithotripsy procedures, and therefore overall Partnership revenues, may continue to decline.

                  The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. HCFA has produced a lengthy report whose conclusion is that professional fees for lithotripsy are overvalued. Thus, potential future decreases in reimbursement must be considered probable.

                  The  Medicaid  program in Florida is jointly  sponsored by the federal and state governments to reimburse service providers for medical services provided to Medicaid recipients, who are primarily the indigent. The Florida Medicaid program currently provides reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation Act of 1996 requires state health plans, such as the Florida
Medicaid program, to limit Medicaid coverage for certain otherwise eligible persons. Litho does not believe this legislation will have a significant impact on the Partnership's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. Litho does not know whether the Florida Medicaid program has taken or will in the future take such steps.

                  Self-Referral Restrictions. Health care entities which seek reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians or their family members. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services", which include inpatient and outpatient hospital services (42 U.S.C. ss. 1395nn) ("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided by the Partnership to Medicare and Medicaid patients are billed by the contracting hospital in its name and under its Medicare and Medicaid program provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

                  Following the passage of the Stark II legislation effective January 1, 1995, Litho determined that the statute would not apply to the type of lithotripsy services to be provided by the Partnership. Stark II applies only to ownership interests directly or indirectly in the entity that "furnishes" the designated health care service. The physician-investors and the Partnership will not have an ownership interest in any provider hospitals which offer the lithotripsy services to the patients on an inpatient or outpatient basis. See 42 U.S.C. ss. 1395nn(a)(1)(A). Thus, by referring a patient to a hospital offering the service, the physician-investors will not be making a referral to an entity in which they maintain an ownership interest for purposes of the application of Stark II.

                  This interpretation adopted by Litho was consistent with the informal view of the General Counsel's Office of the U.S. Department of Health and Human Services. Based upon this reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy services "under arrangements" with the Partnership, a physician investor in the Partnership is not making a referral to an entity (the hospital) in which he or she has an ownership interest.

                  On January 9, 1998, HCFA published proposed regulations interpreting the Stark II statute (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary would apply the physician referral prohibitions of Stark II to the Partnership's contracts for provision of the Mobile Lithotripsy Systems. Under the Proposed Stark II Regulations, physician Limited Partner referrals of Medicare and Medicaid patients to hospitals contracting with the Partnership would be prohibited because the Partnership is regarded as an entity that "furnishes" inpatient and outpatient hospital services. Litho cannot predict when final regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark II Regulations may be viewed as HCFA's interim position until final regulations are issued. If the Proposed Stark II Regulations are adopted as final (or, in the meantime, if a reviewing court adopted their reasoning as the proper interpretations of the Stark II statute), then the Partnership's operations would not be in compliance with Stark II, as Limited Partners would have an ownership interest in an entity to which they referred patients.

                  HCFA acknowledges in its commentary to the Proposed Stark II Regulations that physician overutilization of lithotripsy is unlikely and specifically solicits comments on whether there should be a regulatory exception for lithotripsy. HCFA has received a substantial volume of comments in support of a regulatory exception for lithotripsy. HCFA representatives have informally acknowledged in published commentary that some form of regulatory relief for lithotripsy is under consideration and may be forthcoming; however, no assurances can be made that such will be the case. Litho will continue to work through the American Lithotripsy Society to encourage the adoption of legislation supportive of urologists' ability to lawfully maintain ownership interests in ventures that provide lithotripsy services to all of their patients. Additionally, Litho will continue to carefully review the Proposed Stark II Regulations and accompanying HCFA commentary, and explore other alternative plans of operations that would allow the Partnership to operate in compliance with Stark II and its final regulations.

                  HCFA's adoption of the current Proposed Stark II Regulations as final or a reviewing court's interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Partnership operations would mean that the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such circumstance, it is possible the Partnership may be given the opportunity to restructure its operations to bring them into compliance. In the event Litho is unable to devise a plan pursuant to which the Partnership may operate in compliance with Stark II and its final regulations, Litho is obligated under the Partnership Agreement either (i) to purchase the Partnership Interests of all the Limited Partners at the lesser of fair market value or their Capital Account values (including in certain cases the assumption of their Guaranties) or (ii) to dissolve and liquidate the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests." The Partnership and/or the physician Limited Partners may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Partnership and physician Limited Partners may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

                  Two bills are currently pending in Congress which would modify the reach of the Stark II self-referral prohibition. One (H.R. 2650) was introduced by Representative Stark, the other (H.R. 2651) by House Ways and Means health subcommittee chair Representative Bill Thomas. The Stark bill would modify, and the Thomas bill would repeal, the ban on physicians who have compensation arrangements with entities to which they refer patients. However, neither bill, nor any other bill currently pending in Congress, would substantively modify the regulation of referrals of physicians with ownership interests. Thus, neither bill would affect the Partnership's analysis of the potential impact of Stark II on this Offering discussed above.

                  Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or CHAMPUS covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.

                  The Limited Partners are to receive cash Distributions from the Partnership. Since it is anticipated that some of the Limited Partners will be physicians or others in a position to refer and perform lithotripsy services using Partnership equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. United States v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, United States v. Kats, 871 F.2d 105 (9th Cir. 1989), and cited favorably by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1 st Cir. 1989).

                  The OIG has indicated that it is giving increased scrutiny to health care joint ventures involving physicians and other referral sources. In May 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Partnership. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a health care fraud and abuse investigator and enforcer.

                  The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal. This Offering and the business of the Partnership do not comply with any Safe Harbor.

                  In the commentary introducing the Safe Harbor regulations, the OIG recognized the beneficial effect that business investments in small entities may have on the health care industry. The OIG promulgated a Safe Harbor for investment interests, including limited partnership ownership interests, in small entities which are held by persons in a position to make referrals to the entities so long as eight criteria are met. This Offering does not meet all eight criteria; however, this Offering does meet some of the criteria. Specifically, the terms on which Limited Partnership interests are offered to physicians who treat their patients on the Mobile Lithotripsy Systems are not related to the previous or expected volume of referrals or amount of business generated by the physicians; there is no requirement that any physician make referrals or be in a position to make referrals as a condition for remaining an investor; there is no cross-referral arrangement involved with the business of the Partnership; the Partnership does not loan funds or guarantee loans for physicians who refer patients for treatment on the Mobile Lithotripsy Systems; and the Distributions to physicians who are Limited Partners are directly proportional to the amount of their capital investment. In order to qualify for Safe Harbor protection, all eight criteria must be met. Litho can give no assurance that compliance with some, but not all, of the criteria of the Safe Harbor would prevent the OIG from finding a potential violation of the Anti-Kickback Statute by virtue of this Offering.

                  In November 1999, the OIG issued a Safe Harbor protecting certain physician investment interests in ASCs. The commentary accompanying the new Safe Harbor specifically distinguished physician ownership in ASCs from physician ownership in other facilities, including lithotripsy facilities, end-stage renal disease facilities, comprehensive outpatient rehabilitation facilities and others. The OIG concluded that ASCs benefit from favorable public policy considerations relating to reducing Medicare costs (including through the impending prospective payment system discussed above); other facilities, including lithotripsy facilities, do not share the same policy considerations or reimbursement structures. Therefore, the Safe Harbor status given to certain physician investments in ASCs cannot be viewed as an indication that physician investments in other facilities, including lithotripsy facilities, would not be deemed to violate the Anti-Kickback Statute.

                  Although a separate Safe Harbor was not adopted, HCFA noted in its commentary when the Safe Harbor regulations were issued in 1991 that additional protection may be merited for situations where a physician sees a patient in his or her own office, makes a referral to an entity in which he or she has an ownership interest and performs the service for which the referral is made. In such cases, Medicare makes a payment to the facility for the service it furnishes, which may result in a profit distribution to the physician. HCFA noted that, with respect to the physician' s professional fee, such a referral is simply a referral to oneself, and that in such situations, both the professional service fee and the profit distribution from the associated facility fee that are generated from the referral may warrant protection. HCFA stated that its primary concern regarding the above referral situation was the investing physician's ability to profit from any diagnostic testing that is generated from the services he or she performs. Litho believes the potential for overutilization posed by referrals for diagnostic services is not present to the same degree with therapeutic services such as lithotripsy where the necessity for the treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

                  The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor has not been the focus of many court decisions, and therefore, judicial guidance is limited. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture' s offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor's ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti-Kickback Statute.

                  The Health Insurance Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the Anti-Kickback Statute on proposed business transactions. Litho has not requested the OIG to review this Offering and, to the best knowledge of Litho, the OIG has not been asked by anyone to review offerings of this type.

                  Federal regulatory authorities could take the position in future advisory opinions that business transactions similar to this Offering are a means to illegally influence the referral patterns of the prospective physician Limited Partners. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue would be resolved if litigated.

                  Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government agencies or officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, may be challenged by the government as constituting a violation of the Anti-Kickback Statute. The risk of such a challenge may be increased in connection with this Offering because the proceeds of any Unit sales made for the account of Litho will not provide capital for the Partnership which would be a typical justification for sales to new investors. Whether the offering of ownership interests to investors who may refer patients to the Partnership might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to prospective Limited Partners for any referrals of patients (including the requirement that all distributions of earnings to Limited Partners be made in proportion to their investment interest), the Partnership's utilization review and quality assurance programs, the fact that lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in Litho's view of valid business reasons to engage in this transaction, form the basis in part of Litho's belief that this Offering is appropriate.

                  Litho and the Partnership intend for all business activities and operations of the Partnership to conform in all respects with all applicable anti-kickback statutes (federal or state). Litho does not believe that the Partnership's proposed operations violate the Anti-Kickback Statute. No assurance can be given, however, that the proposed activities of the Partnership will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Partnership will prevail.

                  If the activities of the Partnership were determined to violate these provisions, the Partnership, Litho, officers and directors of Litho, and each Limited Partner could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and CHAMPUS. A prospective Limited Partner with questions concerning these matters should seek advice from his or her own independent counsel.

                  False Claims Statutes. Federal laws governing reimbursement for medical services generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for "knowing and willful" includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam private plaintiff on the government's behalf. Under the federal False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties and judgments, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the Anti-Kickback Statute (discussed above) and Stark II (discussed above) should also be prosecuted as violations of the federal False Claims Act. The Partnership cannot assure that the government, or a reviewing court, would not take the position that billing errors, employee misconduct or violations of other federal statutes, should they occur, are violations of the federal False Claims Act or similar statutes.

                  Some federal courts have recently taken the position that qui tam lawsuits by private plaintiffs are unconstitutional. Most notably, a panel of judges on the Fifth Circuit Court of Appeals took this position in a decision issued in November 1999. That decision is being reviewed by all the judges on the Fifth Circuit. The panel's decision was a minority view; most courts have concluded that qui tam lawsuits are constitutional. In another case, the U.S. Supreme Court may review this issue. Unless and until the Supreme Court decides the issue, prospective Limited Partners should consider the ramifications of the False Claims Act issues discussed in the preceding paragraph.

                  New Legislation. Two bills currently pending in Congress which would amend or repeal the compensation provisions of the Stark II law were discussed above in the disclosures related to self-referral restrictions. Litho is not aware of any other bill currently before Congress which, if enacted into law, would have an adverse effect on the Partnership's operations in a fashion similar to the Stark II and the Anti-Kickback laws discussed above. In the event that legislation is enacted which, in the opinion of Litho, would adversely affect the operation of the Partnership's business, Litho is obligated either to purchase the Partnership Interests of all the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two lithotripsy limited partnerships affiliated with Litho, to determine whether they posed an unreasonable threat to competition in the health care field. Litho and the limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, Litho cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to Litho or any Affiliate, including the Partnership.

                  Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Because physician investors will be providing lithotripsy services, Litho believes that an investment by a physician will not be in violation of the American Medical Association's Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Partnership and the interests of the Limited Partners may be adversely affected.

                  To the best knowledge of Litho, neither a certificate of need nor any licensure as a healthcare facility is required for mobile lithotripsy services in Florida. However, each hospital at which the service is provided must inform the Department of Health and Rehabilitative Services ("Department") that such hospital will be serviced by the lithotripter and must request a letter from the Department stating that the service is not reviewable. If services are provided at a hospital or ambulatory surgery center, the hospital or surgery center will be required to comply with Florida's administrative regulations regarding physical plant areas for placement of the equipment.

                  The x-ray attached to the lithotripter must be registered with the Department's Office of Radiation Control, and radiologic technologists are licensed through the Department's Radiologic Technology Program. These requirements have not to date prevented the Partnership from operating in Florida, and Litho does not anticipate that compliance with these requirements will materially adversely affect the Partnership's operations in the future.

                  Florida requires physicians with financial interests in health care entities to provide notice of these financial interests to their patients in writing prior to referring the patients to such entities. The disclosure form must inform the patients of the existence of the financial relationship and of the patients' right to obtain services at a location of their choice. The disclosure form must also be posted in a conspicuous place in the physician's office. The Partnership will require its physician Limited Partners who refer patients to the Partnership to comply with these requirements.

                  The Patient Self-Referral Act of 1992 prohibits allopathic and osteopathic physicians from referring a patient for health care items or services to an entity in which the physician is an investor. However, there is a specific exception which permits urologists to make referrals for lithotripsy services without violating the law. Thus, referrals by physician Limited Partners for services provided on the Mobile Lithotripsy Systems will not result in a violation of the law.

                  Various Florida statutes applicable to allopathic and osteopathic physicians prohibit the payment or receipt of remuneration for referrals of patients to providers of health care goods and services. Violations of these statutes are grounds for disciplinary action by the respective licensing board or potential criminal action. These statutes extend the prohibition in the federal Anti-Kickback Statute (discussed above) to conduct with respect to all health services, not just for those for which reimbursement may be provided under the Medicare and Medicaid programs. See the discussion above for the reasons supporting Litho's belief that this Offering and the Partnership's business do not violate the federal Anti-Kickback Statute; the same reasons support Litho's belief that the Florida statutes are not violated. To the best knowledge of Litho, the Partnership does not engage in any payment practices prohibited by Florida law.

                  In at least one reported matter, the Florida Board of Medicine issued a declaratory ruling discussing the application of one of these statutes to an arrangement in which a physician wished to become an investor in a limited partnership which operated a healthcare facility. The Board of Medicine concluded the proposed arrangement did not violate result in prohibited remuneration because the returns offered to the limited partners were based on their investments and were not based on referrals to or from the facility.

                  The Partnership has been endeavoring to comply and will continue to seek to comply with all applicable statutory and regulatory requirements. Further regulations may be imposed in Florida at any time in the future. Predictions as to the form or content of such potential regulations would be highly speculative. They could apply to the operation of the Mobile Lithotripsy Systems or to the physicians who invest in the Partnership. Such restrictive regulations could materially adversely affect the ability of the Partnership to conduct its business.

                  LITHO AND THE PARTNERSHIP BELIEVE LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

                  PROSPECTIVE LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                  Prime, the indirect sole shareholder of Litho, is the largest and fastest growing provider of lithotripsy services in the United States, providing lithotripsy services at approximately 450 hospitals and surgery centers in 34 states, as well as delivering non-medical services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance and contracting with payors, hospitals and surgery centers, while medical care is rendered by urologists utilizing the lithotripters. Prime has an economic interest in 61 mobile and seven fixed site lithotripters, all but two of which are operated by Prime, Litho and their Affiliates. Prime began providing lithotripsy services with an acquisition in 1992 and has grown rapidly since that time through a total of twelve acquisitions with interests in 63 lithotripters and development of five lithotripters. Prime lithotripters performed approximately 37,000, or approximately 19.5%, of the estimated 190,000 lithotripsy procedures performed in the United States in 1998. Approximately 2,300 urologists utilized Prime lithotripters in 1998, representing approximately 30% of the estimated 7,700 active urologists in the United States.

                  Prime manages the operations of 63 of its 68 lithotripters. All of its lithotripters are operated in connection with hospitals or surgery centers. Prime operates its lithotripters primarily through subsidiaries which act as the general partner of a limited partnership. Prime provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 49 of its 68 operations.

                  Prime's lithotripters range in age from one to twelve years. Of its 68 lithotripters, 61 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 34 states. Prime also operates seven fixed site lithotripters in five states. All of Prime's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

                  Prime and Litho believe that they maintain the most comprehensive quality outcomes database and information system in the lithotripsy services industry. Prime has detailed information on over 150,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires.

                  For numerous reasons, including differences in financial structure, program size, equipment, economic conditions and distribution policies, the success of Litho's Affiliates in the lithotripsy field should not be considered as indicative of the operating results obtainable by the Partnership.

                  Set forth on the following pages are the Partnership's internally prepared accrual based (i) Income Statements for the years ended December 31, 1997, December 31, 1998 and December 31, 1999; (ii) Balance Sheets as of December 31, 1997, December 31, 1998 and December 31, 1999; (iii) Cash Flow Statements for the years ended December 31, 1997, December 31, 1998 and December 31, 1999; and (iv) Statements of Partner's Equity for the years ended December 31, 1997, December 31, 1998 and December 31, 1999.

                  Past financial performance is not necessarily indicative of future performance. There is no assurance that the Partnership will be able to maintain its current revenues or earnings.

                  Revenues. Total revenues decreased $885,986 (19%) for the year ended December 31, 1999 compared to the same period in 1998 primarily due to a 0% decrease in the number of procedures performed, a decrease in net revenue per case and an increase in the estimate of the beginning of year allowance for contractual adjustments due to the availability of improved information.

     Operating Expenses. Operating expenses increased by $8,519 (0%) for the year ended December 31, 1999 compared to the same period in 1998.

                  Other Income (Expense). Total other income (expense), net increased by $1,565 (7%) due to a decrease of $8,001 in interest income and a decrease of $9,566 in interest expense due to paying off the bank debt in 1998.

                  Revenues. Total revenues decreased $800,563 (15%) for the year ended December 31, 1998 compared to the same period in 1997 related to a 17% increase in the number of procedures performed, a decrease in net revenue per case and an increase in the estimate of the beginning of year allowance for contractual adjustments due to the availability of improved information.

                  Operating Expenses. Operating expenses decreased by $135,202 (6%) for the year ended December 31, 1998 compared to the same period in 1997, primarily due to a decrease of $111,262 in other expenses.

                  Other Income (Expense). Total other income (expense), net increased by $25,405 due to a $441 decrease in interest income and a decrease of $25,846 in interest expense due to paying down the bank debt.

                  The Partnership Agreement sets forth the powers and purposes of the Partnership and the respective rights and obligations of the Litho and the Limited Partners. The following is only a summary of certain provisions of the Partnership Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the Partnership Agreement is set forth as Appendix A to this Memorandum, and Investors are urged to read the Partnership Agreement in its entirety and to review it with their counsel and advisors.

                  The Investors will acquire their interests in the Partnership in the form of Units. Each Unit costs $7,006. The entire Unit purchase price is due in cash upon submission of the Assignment Packet; however, certain qualified Investors may finance a portion of the purchase price through Limited Partner Loans. See "Terms of the Offering - Limited Partner Loans." No Limited Partner will have any liability for the debts and obligations of the Partnership by reason of being a Limited Partner except to the extent of (i) his or her Unit purchase price and liability under a Limited Partner Loan, if any, (ii) his or her proportionate share of the undistributed profits of the Partnership, and
(iii) the amount of certain Distributions as provided by the Act or other applicable law. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix C.

                  The following is a Summary of certain provisions of the Partnership Agreement relating to the allocation and distribution of the Profits, Losses, Partnership Cash Flow, Partnership Refinancing Proceeds, Partnership Sales Proceeds, and cash upon dissolution of the Partnership. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors should carefully review the definitions of the terms appearing in the Glossary.

                  1.       Allocations of Profits and Losses.

                  (a) General. Generally, Profits and Losses, if any, for each Year of the Partnership will be allocated proportionately among the Partners based on their respective Percentage Interests in the Partnership; provided that New Limited Partners will be allocated a portion of the Partnership's Profits and Losses based on their varying Percentage Interests during the year. The Profits and Losses shall be apportioned on the basis of the number in such year each New Limited Partner was a holder of the Units transferred without regard to the specific income and losses of the Partnership before or after the transfer.

                  (b) Allocations. Net gains and net losses from Capital Transactions (a part of Profits and Losses), if any, shall be allocated first. Each Partner will receive his pro rata share of Profits and Losses based upon the number of days such Partner was a member of the Partnership during the Year of the Partnership. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, will be allocated as required by Section 706(d)(2) of the Code and the treasury regulations promulgated thereunder.

                  (c) Qualified Income Offset. If any Limited Partner unexpectedly receives an adjustment, allocation or distribution as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6) that causes such Limited Partner to have a deficit Capital Account balance, such Limited Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This provision is intended to be a "qualified income offset" as defined in Regulation Section 1.704-1(b)(2)(ii)(d).

                  2.       Distributions.

                  (a) Non-liquidation Distributions. Partnership Cash Flow for each Year of the Partnership, to the extent available, will be distributed within 60 days after the end of each Year of the Partnership, or earlier in the discretion of Litho, proportionately among the Partners based on their respective Percentage Interests in the Partnership at the time of distribution. Partnership Sales Proceeds and Partnership Refinancing Proceeds will be distributed within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of Litho, proportionately among the Partners based on their respective Percentage Interests in the Partnership as of the date of the Capital Transaction giving rise to such proceeds. The New Limited Partners have no rights to receive any distributions in the future that are made out of the Initial Limited Partners' and Litho's accrued but undistributed Partnership Cash Flow as of the date the New Limited Partners are admitted to the Partnership. New Limited Partners will be entitled only to Partnership Cash Flow that accrues after the date of their admission to the Partnership as Limited Partners

                  (b) Distribution Upon Dissolution. Upon the dissolution and termination of the Partnership, Litho or, if there is none, a representative of the Limited Partners, will liquidate the assets of the Partnership. The proceeds of such liquidation will be applied and distributed in the following order of priority: (a) first, to the payment of the debts and liabilities of the Partnership, and the expenses of liquidation; (b) second, to the creation of any reserves which Litho or the representative of the Limited Partners may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of Litho arising out of or in connection with the business and operation of the Partnership; and (c) third, the balance, if any, will be distributed to the Partners in accordance with the Partners' positive capital account balances. Any General Partner with a negative capital account following the distribution of liquidation proceeds or the liquidation of its interest must contribute to the Partnership an amount equal to such negative capital account on or before the end of the Partnership's taxable year (or, if later, within ninety days after the date of liquidation). Any capital so contributed shall be (i) distributed to those Partners with positive capital accounts until such capital accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities.

                  (c) Tax and Other Withholding. The Partnership is authorized to pay, on behalf of any Partner, any amounts to any federal, state or local taxing authority, as may be necessary for the Partnership to comply with tax withholding provisions of the Code or the income tax or revenue laws of any taxing authority. In addition, the Loan Documents authorize the Partnership to remit certain Distributions otherwise payable to a Limited Partner party to a Limited Partner Note directly to the Bank. See "Terms of the Offering - Limited Partner Loans." To the extent the Partnership pays any such amounts that it may be required to pay on behalf of a Partner, such amounts will be treated as a cash Distribution to such Partner and will reduce the amount otherwise distributable to him.

                  Litho, in its capacity as General Partner, has the sole right to manage the business of the Partnership and at all times is required to exercise its responsibilities in a fiduciary capacity. The consent of the Limited Partners is not required for any sale or refinancing of the Mobile Lithotripsy System, the purchase of additional Mobile Lithotripsy Systems or the purchase of other new Partnership assets. Litho will continue oversee the day-to-day affairs of the Partnership pursuant to the Management Agreement. See "Business Activities - Management."

                  Under the  Partnership  Agreement,  if Litho is  adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Partnership for acts of gross negligence or willful misconduct in the performance of its duties under the terms of the Partnership Agreement, Litho may be removed and another substituted with the consent of all of the Limited Partners. Litho may transfer all or a portion of its Partnership Interest only if, in the opinion of the Partnership's accountant, the new general partner has sufficient net worth and meets other requirements to assure that the Partnership will continue to be treated as a partnership for Federal tax purposes. Both the admission of any new shareholder and the withdrawal of any shareholder from Litho may be done without the approval of the Limited Partners.

                  1. General. Litho may, in its absolute discretion, borrow money, acquire, encumber, hold title to, pledge, sell, release or otherwise dispose of, all or any part of the Partnership's assets, when and upon such terms as it determines to be in the best interest of the Partnership, employ such persons as it deems necessary for the operation of the Partnership and deposit, withdraw, invest, pay, retain (including the establishment of reserves) and distribute the Partnership's funds. Litho, however, is expressly prohibited from, among other things: (i) possessing Partnership assets or assigning the rights of the Partnership in Partnership assets for other than Partnership purposes; (ii) admitting Limited Partners except as provided in the Partnership Agreement; (iii) performing any act (other than an act required by the Partnership Agreement or any act taken in good faith reliance upon Counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction; and (iv) performing any act in contravention of the Partnership Agreement or which would make it impossible to carry on the ordinary business of the Partnership.

                  2.       Tax Matters.

                           (i) Elections. Litho will, in its sole discretion, make for the Partnership any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Partnership's property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership Distributions. Litho has made a an election pursuant to Code Section
         754. See "Risk Factors- Tax Risks- Partnership Elections."

                           (ii) Tax Matters Partner. The Partnership Agreement designates Litho as the Tax Matters Partner (as defined in Section 6231 of the Code) and authorizes it to act in any similar capacity under state or local law. As the Tax Matters Partner, Litho is authorized (at the Partnership's expense): (i) to represent the Partnership and Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or Partners in their capacity as Partners; (ii) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; (iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and Partners; and (iv) to expend Partnership funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, Litho shall oversee the Partnership tax affairs in the manner which, in its best judgment, are in the interests of the Partners. Moreover, Litho will, in its sole discretion, not make an election pursuant to Treasury Regulation 301.7701.3 to be treated as an association taxable as a corporation.

                  The Limited Partners do not have any right to participate in the management of the business of the Partnership and will not transact business for the Partnership. Limited Partners are not required to make any capital contributions to the Partnership except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Partnership, except to the extent (i) his or her Capital Contribution and liability under a Limited Partner Loan, if any, (ii) his or her proportionate share of the undistributed profits of the Partnership, and (iii) his or her obligation to return certain Distributions made to them as provided by the Act. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions."

                  After acquisition of Units by Investors, no Partnership Interest nor any Units may be transferred without the prior written consent of Litho, which approval may be granted or denied in the sole discretion of Litho, and subject to the satisfaction of certain other conditions set forth in the Partnership Agreement. The Partnership Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would cause the termination of the Partnership, would violate federal or state securities laws, would prevent the Partnership from being entitled to use any method of depreciation which the Partnership might otherwise be entitled to use, or would adversely affect the status of the Partnership as a partnership for Federal income tax purposes. In addition, the Partnership Agreement prohibits the holding or transfer of the Partnership Interest by or to a "tax exempt entity" (as defined in Code Section 168(h)) which would affect the method or manner in which the Partnership may depreciate Partnership assets. No transferee of the Units will automatically become a Limited Partner. Admission of a transferee to the Partnership as a Limited Partner requires the fulfillment of other obligations enumerated in the Partnership Agreement, including either the approval of all the Limited Partners (except the assignor Limited Partner) and Litho, or the approval of the assignor Limited Partner and Litho. Any transferee of the Partnership Interest who has not been admitted to the Partnership as a Partner will not be entitled to any of the rights, powers or privileges of his transferor except the right to receive and be credited or debited with his proportionate share of Partnership income, gains, profits, losses, deductions, credits or distributions. A transferor Limited Partner will not be released from his or her personal liability under the Limited Partner Loans, unless otherwise specifically agreed by the Bank, and the sale of his or her Limited Partnership Interest may constitute an event of default under any outstanding Limited Partner Loan.

                  The Partnership will dissolve and terminate for any of the following reasons:

     1. The sale, exchange or disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof;

                  2.       The expiration of its term on December 31, 2040;

     3. The bankruptcy or occurrence of certain other events with respect to Litho;

     4. The election to dissolve the Partnership made by Litho and a Majority in Interest of the Limited Partners; or

     5. Any other reason which under the laws of the State of Florida would cause a dissolution.

                  The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner will not, however, result in a termination of the Partnership if the remaining general partner or general partners, if any, elect to continue the business of the Partnership, or if no general partner remains, if within 90 days of the occurrence of one of such events, all of the Limited Partners elect in writing to continue the Partnership and, if necessary, designate a new general partner.

                  Upon dissolution, Litho or, if there is none, a representative of the Limited Partners, will liquidate the Partnership's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Partnership Agreement. See "Profits, Losses and Distributions - Distributions - Distribution upon Dissolution" above and "Optional Purchase of Limited Partner Interests" below.

                  As provided in the Partnership Agreement, the General Partner has the option (which it may assign to the Partnership in its sole discretion) to purchase all of the interest of a Limited Partner who (i) dies, (ii) becomes the subject of a domestic proceeding, or (iii) acquires direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology). The option purchase price is an amount equal to the Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets or amounts due and payable to the Partnership as account receivables, and as reduced by depreciation deductions claimed by the Partnership for tax purposes). Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the capital account value option purchase price may be nominal in amount. See the form of Partnership Agreement attached hereto as Appendix B and "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  The Partnership Agreement provides that disputes arising thereunder shall be resolved by submission to arbitration in Gainesville, Florida.

                  Each Investor, by executing the Subscription Agreement, irrevocably appoints Dr. Joseph Jenkins to act as attorneys-in-fact to execute the Partnership Agreement, any amendments thereto and any certificate of limited partnership filed by Litho. The Partnership Agreement, in turn, contains provisions by which each Limited Partner irrevocably appoints Dr. Joseph Jenkins, to act as his or her attorney-in-fact to make, execute, swear to and file any documents necessary to the conduct of the Partnership's business, such as deeds of conveyance of real or personal property as well as any amendment to the Partnership Agreement or to any certificate of limited partnership which accurately reflects actions properly taken by the Partners.

                  Within 90 days after the end of each Year of the Partnership, Litho will send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the preparation by such person of his federal income tax return, and such other financial information as may be required by the Act.

                  Proper and complete records and books of account are kept by Litho in which are entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Partnership books and records are kept according to the accrual method of accounting. The Partnership's fiscal year is the calendar year. The books and records are located at the office of Litho, and are open to the reasonable inspection and examination of the Limited Partners or their duly authorized representatives during normal business hours.

                  On the Closing Date, it is expected that Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, of Winston-Salem, North Carolina, will render an opinion as to the formation and existence of the Partnership, the status of Investors as limited partners and certain federal tax matters, the form of which is attached as Appendix C to this Memorandum. See "Risk Factors - Tax Risks."

                  The Partnership will make available to you the opportunity to ask questions of its management and to obtain information to the extent it possesses such information or can acquire it without an unreasonable effort or expense, which is necessary to verify the accuracy of the information contained herein or which you or your professional advisors desire in evaluating the merits and risks of an investment in the Partnership. Copies of certain Hospital Contracts and insurance reimbursement agreements may not, however, be available due to confidentiality restrictions contained therein.

     Certain terms in this Memorandum shall have the following meanings:

     Act. The Act means the Florida Revised Uniform Limited Partnership Act, as in effect on the date hereof.

                  Affiliate. An Affiliate is (i) any person, partnership, corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person, (iii) any officer, director or partner of such person and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

                  Bank.  First-Citizens Bank & Trust Company.
                  ----

     Capital Account. The Partnership capital account of a Partner as computed pursuant to the Partnership Agreement.

                  Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant Article VII of the Partnership Agreement.

     Capital Transaction. Any transaction which, were it to generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

     Closing Date. 5:00 p.m., Eastern Time, on March 31, 2000 (or earlier) in the discretion of Litho. The Closing Date may be extended for a period of up to 180 days in the discretion of Litho.

     Coach. One of the Partnership's three self-propelled mobile vehicles manufactured by the Calumet Coach Company, Calumet City, Illinois, upfitted to house a Lithostar(TM).

     Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

     Contract Hospitals. The 20 hospitals and medical centers to which the Partnership provides lithotripsy services pursuant to five separate Hospital Contracts.

     Counsel. Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

     Distributions. Cash or other property, from any source, distributed to Partners.

     Escrow Agent. First-Citizens Bank & Trust Company.

                  FDA.  The United States Food and Drug Administration.
                  ---

                  Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by Litho and the Bank in connection with their decision to accept or reject a subscription.

     General Partner. The general partner of the Partnership, Lithotripters, Inc., a North Carolina corporation.

     Hospital Contracts. The 20 separate lithotripsy services agreements the Partnership has entered into with the Contract Hospitals.

     Initial Limited Partners. The Individuals who were Limited Partners in the Partnership prior to the commencement of this Offering.

                  Investors.  Potential purchasers of Units.
                  ---------

     Limited Partner Loan. The loan to be made by the Bank to certain qualified Investors that wish to finance a portion of the Unit purchase price.

                  Limited Partner Note. The promissory note from an Investor financing a portion of the Unit purchase price to the Bank in the principal amount of up to $4,506 per Unit, the proceeds of which will be paid directly to the Partnership. The form of the Limited Partner Note (including the Note Addendum attached thereto) is attached as Exhibit A to the Form of Loan Commitment which is attached hereto as Appendix B.

     Limited Partners. The Limited Partners are the Initial Limited Partners.

     Litho. Lithotripters, Inc., a North Carolina corporation, and a wholly owned subsidiary of Prime Medical Services, Inc. Litho is the General Partner of the Partnership.

     Lithostar(TM).    The   Lithostar(TM)model    extracorporeal   shock   wave
lithotripter manufactured by Siemens which the Partnership owns and operates.

                  Loan and Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The form of the Loan and Security Agreement is attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

     Loan Documents. The Loan Commitment, the Limited Partner Note, the Loan and Security Agreement, the Security Agreement and UCC-1, collectively.

                  Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Partnership for each year as determined by the Partnership for federal income tax purposes.

     Memorandum. This Confidential Private Placement Memorandum, including all Appendices hereto, and any amendment or supplement hereto.

                  Mobile  Lithotripsy   Systems.  The  three  Coaches  with  the
installed and operational Lithostars(TM) owned and operated by the Partnership and any other additional or replacement lithotripter and transport vehicle.

                  Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

     New Limited Partners. Any Investor admitted to the Partnership as a Limited Partner.

                  Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

                  Nonrecourse Liability. Any partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.704-2(i).

                  Offering.  The offering of Units pursuant to this Memorandum.
                  --------

                  Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  Partner Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

                  Partner Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

     Partners. Litho and the Limited Partners, collectively, when no distinction is required by the context in which the term is used herein.

     Partnership. Florida Lithotripters Limited Partnership I, a Florida limited partnership, which owns and operates the Mobile Lithotripsy System.

     Partnership Agreement. The Partnership's Agreement of Limited Partnership, a copy of which is attached as Exhibit A, as such may be amended from time to time.

                  Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than the Partnership loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period, (ii) the amount of all payments of principal on loans to such Partnership, (iii) capital expenditures of the Partnership, and
(iv) such reasonable reserves as Litho shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B) (i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by Litho.

     Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and the Partnership Agreement.

     Partnership Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

                  Partnership Refinancing Proceeds. The cash realized from the re-financing of Partnership assets after retirement of any secured loans and less (i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as Litho shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as Litho shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Percentage Interest. The interest of each Partner in the Partnership, to be determined in the case of each Investor by reference to the percentage oppositive his or her name set forth in Exhibit A to the Partnership Agreement. Each Unit sold pursuant to this Offering represents an initial 1% economic interest in the Partnership. The Percentage Interest will be set forth in Exhibit A to the Partnership Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by Litho.

     Prime. Prime Medical Services, Inc. a publicly held Delaware corporation and parent of Litho and the Sales Agent.

     Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Partners to which reference is made.

     Profit. The net income of the Partnership for each year as determined by the Partnership for federal income tax purposes.

                  Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) unexpectedly received by a
Partner.

     Sales Agent. MedTech Investments, Inc., a registered broker-dealer, member of the National Association of Securities Dealers, Inc. and an Affiliate of Litho.

                  SEC.  The United States Securities and Exchange Commission.
                  ---

                  Securities Act.  The Securities Act of 1933, as amended.
                  --------------

                  Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances the purchase price of his Units as provided herein. The form of the Security
Agreement is attached as Exhibit C to the Form of Loan Commitment which is attached hereto as Appendix B.

                  Service.  The Internal Revenue Service.
                  -------

     Service Area. Northern and central Florida. Litho has sole discretion to expand the Service Area.

                  Siemens.  Siemens Medical Systems, Inc. and its Affiliates.
                  -------

                  Subscription Agreement. The Subscription Agreement, included in the Subscription Packet accompanying this Memorandum, to be executed by the Limited Partners in connection with their purchase of Units.

     Subscription Packet. The packet of subscription materials to be completed by Investors in connection with their subscription for Units.

                  UCC-1. The Uniform Commercial Code Financing Statement, two copies of which are attached to the Subscription Packet and are to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The UCC-1 will be used by the Bank to perfect its security interest in such Investor's share of Distributions.

     Units. The 10 equal limited partner interests in the Partnership offered by Litho pursuant to this Memorandum for a price per Unit of $7,006 in cash.

     Year of the Partnership. An annual accounting period ending on December 31 of each year during the term of the Partnership.